UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2006

Weingarten Realty Investors

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

   1-9876                   74-1464203

(Commission File Number)             (IRS Employer Identification No.)

    2600 Citadel Plaza Drive, Suite 300, Houston, Texas                 77008

    (Address of Principal Executive Offices)                   (Zip Code)

(713) 866-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Convertible Senior Notes

On July 28, 2006, Weingarten Realty Investors, a Texas real estate investment trust (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Initial Purchasers”) relating to the offering by the Company of $500 million aggregate principal amount of 3.95% Convertible Senior Notes due 2026 (the “Notes”). The Purchase Agreement also granted the Initial Purchase an option to purchase up to $75 million aggregate principal amount of the Notes to cover overallotments. The Initial Purchasers exercised such option in full.

The closing (“Closing”) of the sale of the Notes occurred on August 2, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses, is estimated to be approximately $ 563.3 million. The Company used approximately $167.6 million of net proceeds to repurchase approximately 4.27 million common shares (“Common Shares”) of the Company at a price of $39.26 per share in a separate, but concurrent, privately negotiated transaction.  The Company intends to use approximately $275 million of remaining net proceeds to repay outstanding borrowings under its revolving credit agreement.

The Notes were issued under the Indenture, dated as of May 1, 1995, between the Company, as Issuer, and JPMorgan Chase Bank, National Association, as trustee (“Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 2, 2006, between the Company and the Trustee. The terms of the Notes were established pursuant to the First Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1. A copy of the form of the Notes is filed herewith as Exhibit 4.2. Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated herein by reference.

The Notes and the Common Shares issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Registration Rights Agreement

In connection with the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file, or have on file, a shelf registration statement providing for the sale by the holders of all of the Notes, and the Common Shares, if any, issuable upon conversion of the Notes (the “Registrable Securities”), within 90 days after the original issuance of the Notes and to use reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes or otherwise make available for use by selling security holders an effective shelf registration statement no later than such date. The Company also has agreed to use its reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the Common Shares issuable on the conversion thereof cease to be outstanding or have either (A) been sold or otherwise transferred pursuant to an effective registration statement or (B) are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement. The Company will be required to pay liquidated damages in the form of specified additional interest to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Shares issuable upon conversion of the

Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods, subject to certain exceptions set forth in the Registration Rights Agreement. The Company will not be required to pay liquidated damages with respect to any Note after it has been converted into Common Shares. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

On August 2, 2006, the Company issued $575 million aggregate principal amount of the Notes. The Notes are senior unsecured obligations of the Company.

Certain material terms of the Notes are as follows:

Maturity. August 1, 2026.

Interest. Interest on the Notes at the rate of 3.95% per year is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2007.

Conversion Rights. Holders may convert their Notes at the applicable conversion rate (which initially shall be 20.3770 Common Shares per $1,000 principal amount of Notes) at any time prior to the close of business on the second business day immediately prior to maturity at any time on or after August 1, 2025 and also under the following circumstances:

(a) Conversion Upon Satisfaction of Market Price Condition. A holder may convert any of its Notes during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of Common Shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per Common Share in effect on the applicable trading day.

(b) Conversion Upon Satisfaction of Trading Price Condition. A holder may convert any of its Notes during the five consecutive trading day period following any five consecutive trading days in which the trading price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the closing sale price of Common Shares multiplied by the applicable conversion rate.

(c) Conversion Upon Notice of Redemption. A holder may convert any of the Notes called for redemption at any time prior to the close of business on the third business day prior to the redemption date, even if the Notes are not otherwise convertible at such time.

(d) Conversion if Common Shares are not listed. A holder may convert any of its Notes if the Common Shares are not listed on a U.S. national or regional securities exchange or quoted on NASDAQ for 30 consecutive trading days.

(e) Conversion Upon Specified Transactions. A holder may convert any of its Notes if the Company engages in certain specified corporate transactions, including a change in control (as defined in the Notes). Holders converting Notes in connection with certain change in control transactions occurring on or prior to August 4, 2011, may be entitled to receive additional Common Shares as a “make whole premium.”

Redemption. Prior to August 4, 2011, the Notes will not be redeemable at the Company’s option, except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. On or after August 4, 2011, the Company may redeem all or a portion of the Notes for cash at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest, if any) to the redemption date.

Purchase at Option of Holders. Holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest, if any) on the Notes on August 1, 2011, August 1, 2016 and August 1, 2021, or after the occurrence of change in control occurring on or prior to August 4, 2011.

Default. Subject to the terms of the Indenture and the Notes, upon certain events of default, including, but not limited to, bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, the principal and accrued and unpaid interest on the outstanding notes will automatically become due and payable.

The description of the Notes in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 3.02 Unregistered Sales of Equity Securities

Convertible Senior Notes

On July 28, 2006, the Company entered into the Purchase Agreement to offer and sell $500 million aggregate principal amount of the Notes to the Initial Purchasers. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $75 million aggregate principal amount of the Notes to cover overallotments. On August 2, 2006, the Company closed the sale of $575 million aggregate principal amount of the Notes. Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchasers for the Notes was 98% of par and the reoffer price was 98.125%.

Additional information pertaining to the Notes and Common Shares is contained in Item 2.03 of this report and is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Shares issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	First Supplemental Indenture, dated as of August 2, 2006, among the Company and the Trustee

4.2	Form of 3.95% Convertible Senior Note due 2026 (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto and incorporated by reference thereto)

4.3	Registration Rights Agreement, dated as of June 27, 2006, among the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers

99.1	Press release, dated July 27, 2006

99.2	Press release, dated July 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	First Supplemental Indenture, dated as of August 2, 2006, among the Company and JPMorgan Chase Bank

4.2	Form of 3.95% Convertible Senior Note due 2026 (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto)

4.3	Registration Rights Agreement, dated as of June 27, 2006, among the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers

99.1	Press release, dated July 27, 2006

99.2	Press release, dated July 28, 2006